PAR VALUE $0.001
COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CUSIP NO. 749603 106

CERTIFICATE NUMBER

RJD Green, Inc.

SHARES

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001

RJD GREEN, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

ROBERT KEPE
President



RJD GREEN, INC.
Corporate
Seal
2009
NEVADA

Countersigned and Registered:
WORLDWIDE STOCK TRANSFER, LLC
New Jersey
www.worldwidestocktransfer.com

By ____________________
Authorized Signature